Exhibit 99

From: Rick James (news media)
414-221-4444
rick.james@we-energies.com

Colleen Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

April 28, 2005

Wisconsin Energy Corporation Posts Higher Results From Continuing Operations

MILWAUKEE - Wisconsin Energy (NYSE:WEC) today reported net income from continuing operations of $90 million or 76 cents per share for the first quarter of 2005. This compares with earnings of $84 million or 69 cents per share from continuing operations in the same period of 2004.

In last year's first quarter, the company recorded a charge of 3 cents per share for costs related to early redemption of trust preferred securities. Excluding the effect of this item, adjusted earnings in the first quarter of 2004 were 72 cents per share.

Results in the first quarter of 2005 were driven in part by a significant decrease in debt levels at Wisconsin Energy and continued cost control throughout its utility operations. These positive factors were partially offset by sharply higher fuel costs and by greater reliance on natural gas as a fuel to produce electricity.

First quarter 2005 revenues were $1.1 billion compared with $1.07 billion in the first quarter last year.

Residential use of electricity was down 2.5 percent in this year's first quarter, reflecting milder winter temperatures as compared to last year.  Use of electricity by commercial and industrial customers declined 0.5 percent -- in part because there was one less day in the first quarter of 2005 than in the first quarter of 2004.

"Overall, we delivered strong, positive results as we continued to focus on operating efficiency and customer satisfaction in our core business," said Gale Klappa, Wisconsin Energy's chairman, president and chief executive officer.

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call
A conference call is scheduled for 1 p.m. Central time on Thursday, April 28, 2005. The presentation will review 2005 first quarter earnings and discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing (877) 502-9272 up to 15 minutes before the call begins. There is no pass code required. Access also may be gained through the company's Web site (www.WisconsinEnergy.com) by clicking on the icon for the "First Quarter 2005 Earnings Release & Conference Call." In conjunction with this earnings announcement, Wisconsin Energy has posted on its Web site a package of detailed financial information on its first quarter performance. The materials will be available at 7:30 a.m. Central time on April 28. An archive of the presentation will be available on the Web site after the call. A replay of the audio presentation will be available for one week after the call. Dial (888) 203-1112. The pass code is 6745843.

Non-GAAP Earnings Measures

Adjusted earnings (non-GAAP earnings), which generally exclude non-operational items as well as one-time charges or credits that are not associated with the company's ongoing operations, are provided as a complement to earnings presented in accordance with GAAP. The excluded items are not indicative of the company's operating performance. Therefore, we believe that the presentation of adjusted earnings from operations is relevant and useful to investors to understand Wisconsin Energy's operating performance.  Management uses such measures internally to evaluate the company's performance and manage its operations.

Wisconsin Energy Corporation (NYSE:WEC), based in Milwaukee, is a Fortune 500 energy company serving more than one million electric customers in Wisconsin and Michigan's Upper Peninsula and more than one million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's nonutility businesses include energy development, recycling and renewable energy, and real estate development.

One of the Midwest's premier energy companies, Wisconsin Energy Corporation (www.WisconsinEnergy.com) has approximately 5,600 employees, 58,000 registered stockholders and more than $9 billion of assets.

Tables Follow

# # #

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31

	2005	2004

	(Millions of Dollars)

Operating Revenues	$1,099	$1,065

Operating Expenses
Fuel and purchased power	158	144
Cost of gas sold	411	386
Other operation and maintenance	259	254
Depreciation, decommissioning
and amortization	82	76
Property and revenue taxes	23	22

Total Operating Expenses	933	882

Operating Income	166	183

Other Income, Net	18	5

Interest Expense	42	54

Income From Continuing
Operations Before Income Taxes	142	134

Income Taxes	52	50

Income From Continuing Operations	90	84

Income From Discontinued
Operations, Net of Tax	-	7

Net Income	$90	$91

Earnings Per Share (Basic)
Continuing operations	$0.77	$0.70
Discontinued operations	-	0.07

Total Earnings Per Share (Basic)	$0.77	$0.77

Earnings Per Share (Diluted)
Continuing operations	$0.76	$0.69
Discontinued operations	-	0.07

Total Earnings Per Share (Diluted)	$0.76	$0.76

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.0	118.5
Diluted	118.3	120.2

Dividends Per Share of Common Stock	$0.22	$0.20

WISCONSIN ENERGY CORPORATION
SUMMARY OF CONSOLIDATED CONDENSED EARNINGS
(Unaudited)

	Three Months Ended March 31

	2005	2004

	(Millions of Dollars)
Operating Income

Utility Energy Segment	$171	$187

Non-Utility Energy Segment	(1)	(2)

Corporate and Other	(4)	(2)

Total Operating Income	166	183

Other Income, Net	18	5

Interest Expense	42	54

Income From Continuing
Operations Before Income Taxes	142	134

Income Taxes	52	50

Income From Continuing Operations	90	84

Income From Discontinued
Operations, Net of Tax	-	7

Net Income	$90	$91

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited)
	March 31, 2005	December 31, 2004

	(Millions of Dollars)
Assets

Property, Plant and Equipment
In service	$8,230	$8,204
Accumulated depreciation	(3,140)	(3,107)

	5,090	5,097
Construction work in progress	705	602
Leased facilities, net	97	99
Nuclear fuel, net	82	85

Net Property, Plant and Equipment	5,974	5,883

Investments	1,008	1,025

Current Assets
Cash and cash equivalents	19	36
Accounts receivable	466	349
Accrued revenues	188	245
Materials, supplies and inventories	209	407
Assets held for sale	30	30
Other	120	137

Total Current Assets	1,032	1,204

Deferred Charges and Other Assets
Regulatory assets	861	849
Goodwill, net	442	442
Other	173	162

Total Deferred Charges and Other Assets	1,476	1,453

Total Assets	$9,490	$9,565

Capitalization and Liabilities

Capitalization
Common equity	$2,547	$2,492
Preferred stock of subsidiary	30	30
Long-term debt	3,231	3,240

Total Capitalization	5,808	5,762

Current Liabilities
Long-term debt due currently	100	101
Short-term debt	155	338
Accounts payable	259	310
Accrued liabilities	128	114
Other	166	129

Total Current Liabilities	808	992

Deferred Credits and Other Liabilities
Regulatory liabilities	920	922
Asset retirement obligations	766	762
Deferred income taxes - long-term	571	530
Other	617	597

Total Deferred Credits and Other Liabilities	2,874	2,811

Total Capitalization and Liabilities	$9,490	$9,565

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31

	2005	2004

	(Millions of Dollars)
Operating Activities
Net income	$90	$91
Income from discontinued operations, net of tax	-	(7)
Reconciliation to cash
Depreciation, decommissioning and amortization	89	88
Deferred income taxes and investment tax credits, net	29	22
Working capital and other	169	198

Cash Provided by Operating Activities	377	392

Investing Activities
Capital expenditures	(169)	(134)
Other investing activities	6	-

Cash Used in Investing Activities	(163)	(134)

Financing Activities
Common stock issued (purchased), net	(11)	(19)
Dividends paid on common stock	(26)	(24)
Change in debt, net	(194)	(225)

Cash Used in Financing Activities	(231)	(268)

Change in Cash From Continuing Operations	(17)	(10)

Cash at Beginning of Period	36	28

Cash at End of Period	$19	$18

Supplemental Information - Cash Paid For
Interest (net of amount capitalized)	$12	$21
Income taxes (net of refunds)	$15	$16